EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Policy Management Systems Corporation of our report dated March 30, 2000 relating to the financial statements and financial statement schedules, which appears in Policy Management Systems Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts."

                                       PricewaterhouseCoopers LLP
                                       April 27, 2000